Exhibit 99.2

                         FORM OF PROXY

              THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS
           FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                   FSB FINANCIAL CORPORATION

     I hereby appoint _________________________ and
____________________________, and each of them, my proxies, with power of substitution, to vote all Common Shares of FSB Financial Corporation (the "Corporation") that I am entitled to vote at the Special Meeting of Shareholders to be held at ________________________________, _____________, Indiana, on
_______________, 1998 at _____[a.m./p.m.], Francisco time, and any adjournments thereof, as provided herein.

     THIS PROXY WILL BE VOTED AS SPECIFIED.  IN THE ABSENCE OF
SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEM 1.  THE BOARD
OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

     This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation's Prospectus/Proxy Statement, dated ________, 1998.

     SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID
ENVELOPE.

     1.   MERGER OF FSB FINANCIAL CORPORATION WITH AND INTO A
          WHOLLY OWNED SUBSIDIARY OF GERMAN AMERICAN BANCORP

          [ ] FOR     [ ]  AGAINST     [ ]  ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

Dated:   _________________

                   _______________________
                   _______________________
                   Signature or Signatures

                    (Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they sign.)

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